Exhibit 5.7

November 22, 2023

Berry Global, Inc.

101 Oakley Street

Evansville, Indiana 47710

Re: Registration Statement on Form S-4 filed by Berry Plastics Corporation

Ladies and Gentlemen:

We have served as special counsel to M&H Plastics, Inc., a Virginia corporation (“M&H”), in connection with the Registration Statement on Form S-4 (the “Registration Statement”) filed by Berry Global, Inc., a Delaware corporation ( “BGI”), Berry Global Group, Inc. (“Berry”) and the subsidiary guarantors listed in the Table of Additional Registrant Guarantors thereto, including M&H (the “Subsidiary Guarantors,” and together with Berry, being sometimes collectively referred to herein as the “Guarantors”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the offer by BGI (the “Exchange Offer”) to exchange up to $500,000,000 in aggregate principal amount of BGI’s registered 5.5% First Priority Senior Secured Notes due 2028 (the “2028 Exchange Notes”) for an equal aggregate principal amount of its existing 5.5% First Priority Senior Secured Notes due 2028 issued and outstanding in the aggregate principal amount of $500,000,000 (the “2028 Initial Notes”), under the indenture dated as of March 30, 2023 (the “2028 Indenture”), between BGI, Guarantors and U.S. Bank Trust Company, National Association, as trustee. Payment of the 2028 Exchange Notes is to be guaranteed by the Guarantors pursuant to a guarantee contained in the 2028 Indenture. All capitalized terms which are defined in the 2028 Indenture shall have the same meanings when used herein, unless otherwise specified.

In connection herewith, we have examined:

(1)	the Registration Statement (including all exhibits thereto);

(2)	an executed copy of the 2028 Indenture;

(3)	executed copies of the 2028 Initial Notes;

(4)	the form of the 2028 Exchange Notes;

(5)	the articles of incorporation and bylaws of M&H incorporated under the laws of the Commonwealth of Virginia (such Guarantor, as so identified on Schedule I, being sometimes referred to herein as the “Identified Guarantor”), as in effect on the date hereof and as certified by the applicable Secretary, Assistant Secretary or other appropriate representative of the Identified Guarantor (the “Organizational Documents”);

10 Franklin Road SE, Suite 900 Roanoke, VA 24011 • PO Box 40013 Roanoke, VA 24022-0013 Toll Free: 866.983.0866

Berry Global, Inc.

November 22, 2023

(6)	a Certificate of Good Standing for the Identified Guarantor as of the date indicated on Schedule II; and

(7)	certificate of the Secretary, Assistant Secretary or other appropriate representative of the Identified Guarantor, certifying as to resolutions relating to the transactions referred to herein and the incumbency of officers (the “Secretary’s Certificate”).

The documents referenced as items (1) through (4) above are collectively referred to as the “Transaction Documents.” The documents referenced as items (1) through (7) above are collectively referred to as the “Reviewed Documents.”

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other corporate records, agreements and instruments of M&H, certificates of public officials and officers or other appropriate representatives of the Identified Guarantor, and such other documents, records and instruments, and we have made such legal and factual inquiries, as we have deemed necessary or appropriate as a basis for us to render the opinions hereinafter expressed. In our examination of the Reviewed Documents and the foregoing, we have assumed the genuineness of all signatures, the legal competence and capacity of natural persons, the authenticity of documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies or by facsimile or other means of electronic transmission, or which we obtained from the Commission’s Electronic Data Gathering Analysis and Retrieval system (“EDGAR”) or other sites maintained by a court or government authority or regulatory body, and the authenticity of the originals or such latter documents. If any document we examined in printed, word processed or similar form has been filed with the Commission on EDGAR or such court or governmental authority or regulatory body, we have assumed that the document so filed is identical to the document we examined except for formatting changes. When relevant facts were not independently established, we have relied without independent investigation as to matters of fact upon statements of governmental officials and upon representations made in or pursuant to certificates and statements of appropriate representatives of the Identified Guarantor.

In connection herewith, we have assumed that, other than with respect to the Identified Guarantor, all of the documents referred to in this opinion have been duly authorized by, have been duly executed and delivered by, and constitute the valid, binding and enforceable obligations of, all of the parties thereto, all of the signatories to such documents have been duly authorized by all such parties and all such parties are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform such documents.

We have further assumed, with your permission, that (i) each of the Subsidiary Guarantors other than M&H (each, an “Other Guarantor,” and collectively, the “Other Guarantors”) has been duly organized and is validly existing in good standing under the laws of its state of organization, (ii) the execution and delivery by each such Other Guarantor of the Transaction Documents to which it is a party and the performance by it of its obligations thereunder are within its organizational power and have been duly authorized by all necessary action (corporate or other) on its part, (iii) each of the Transaction Documents to which any Other Guarantor is a party has been duly executed and delivered by each such Other Guarantor, (iv) the Secretary’s Certificate is true and correct in all respects, and (v) the execution and delivery by each Other Guarantor of the Transaction Documents to which it is a party and the performance by it of its obligations thereunder do not result in any violation by it of the provisions of its organizational documents.

Berry Global, Inc.

November 22, 2023

Based upon the foregoing and in reliance thereon, in reliance on the Opinion rendered by Bryan Cave Leighton Paisner LLP as of the date hereof in connection with the Registration Statement, and subject to the assumptions, comments, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

(1)	M&H is a corporation validly existing and in good standing under the laws of the Commonwealth of Virginia;

(2)	M&H has all the necessary corporate power and authority to execute and deliver the 2028 Indenture and guarantee the 2028 Exchange Notes pursuant to the 2028 Indenture;

(3)	The execution and delivery by M&H of the 2028 Indenture and the guarantee of the 2028 Exchange Notes pursuant to the 2028 Indenture have been duly authorized by all necessary corporation action on the part of M&H; and

(4)	The 2028 Indenture has been duly executed and delivered by M&H.

In addition to the assumptions, comments, qualifications, limitations and exceptions set forth above, the opinions set forth herein is further limited by, subject to and based upon the following assumptions, comments, qualifications, limitations and exceptions:

(a)           Our opinions set forth herein reflect only the application of the Virginia Stock Corporation Act (Title 13.1, Chapter 9 of the Code of Virginia (1950), as amended) (the jurisdiction referred to in this sentence being sometimes referred to herein as the “Opinion Jurisdiction”). The opinions set forth herein are made as of the date hereof and are subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise you of the same. The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise. In rendering our opinion, we have not considered, and hereby disclaim any opinion as to, the application or impact of the laws of any jurisdiction other than the Opinion Jurisdiction, or in the case of the Commonwealth of Virginia, any other laws of such states.

We do not render any opinions except as set forth above. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus filed as a part thereof. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

Very truly yours,

/s/ Gentry Locke, Attorneys